Exhibit 10.1

PURCHASE AGREEMENT

between

EXAR CORPORATION,

a Delaware corporation

and

ASUS COMPUTER INTERNATIONAL,

a California corporation

May 9, 2016

48710-48720 Kato Road

Fremont, California

TABLE OF CONTENTS

Page

ARTICLE 1 Purchase and Sale

1.1	The Property	1

1.2	Property Approval	2

ARTICLE 2 Purchase Price

2.1	Amount and Payment	3

2.2	Deposit	4

2.3	Liquidated Damages	4

2.4	Seller Default	4

ARTICLE 3 Completion of Sale

3.1	Place and Date	5

ARTICLE 4 Title and Condition

4.1	Title to the Property	5

4.2	Acceptance of Title	6

4.3	Condition of the Property	6

ARTICLE 5 Representations and Warranties 6

5.1	Seller	6

5.2	Buyer	8

ARTICLE 6 Covenants

6.1	Seller	10

6.2	Buyer	11

6.3	Casualty Damage	11

6.4	Eminent Domain	12

6.5	Contracts	12

ARTICLE 7 Conditions Precedent

7.1	Seller	12

7.2	Buyer	13

ARTICLE 8 Closing

8.1	Procedure	14

8.2	Possession	14

8.3	Closing Costs	14

8.4	Prorations	15

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ARTICLE 9 General

9.1	Notices	15

9.2	Attorneys’ Fees	16

9.3	Governing Law	16

9.4	Construction	16

9.5	Terms Generally	17

9.6	Further Assurances	17

9.7	Partial Invalidity	17

9.8	Waivers	17

9.9	Miscellaneous	17

9.10	Waiver of Jury Trial	18

Exhibit A Title Commitment

Exhibit B Contracts Schedule

Exhibit C Grant Deed

Exhibit D Seller’s Closing Certificate

Exhibit E Buyer’s Closing Certificate

Exhibit F Bill of Sale and Assignment and Assumption Agreement

Exhibit G Lease

Exhibit H Certificate of Nonforeign Status

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PURCHASE AGREEMENT

THIS AGREEMENT, made as of May 9, 2016, by and between EXAR CORPORATION, a Delaware corporation (“Seller”), and ASUS COMPUTER INTERNATIONAL, a California corporation (“Buyer”),

W I T N E S S E T H:

In consideration of the covenants in this Agreement, Seller and Buyer agree as follows:

ARTICLE 1
Purchase and Sale

1.1     The Property. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, in accordance with this Agreement, the real property in the City of Fremont, County of Alameda, State of California, commonly known as 48710-48720 Kato Road, described in Title Commitment No. NCS- 709407-CC dated as of March 17, 2015 (the “Title Commitment”), prepared by First American Title Insurance Company (the “Title Company”), a copy of which is attached hereto as Exhibit A and incorporated herein by this reference (“Real Property”), together with Seller’s interest in and to all rights, privileges, and appurtenances relating or pertaining thereto, including, without limitation, the following:

(a)     All improvements and fixtures located on, over and/or under and attached to the Real Property, including, without limitation, all buildings, equipment, structures, apparatus and appliances used in connection with the operation or occupancy of the Real Property, such as heating and air conditioning systems and facilities used to provide any utility, ventilation, or other services on the Real Property, and along with all on-site parking (collectively, the “Improvements”);

(b)     All the rights and appurtenances pertaining to the Real Property and/or the Improvements, including, without limitation, all right, title and interest of Seller in and to adjacent streets, roads, alleys, easements and rights-of-way, water rights, air rights, mineral rights, development rights and all awards made or to be made in connection therewith (collectively, the “Appurtenances”);

(c)     All tangible personal property now or on the Closing Date owned by Seller located on the Real Property and necessary for the ownership, use, occupancy, leasing or management of the Real Property (excluding the personal property of Seller used in its business activities) (the “Personal Property”);

(d)     All service, construction, equipment supply and maintenance contracts (collectively, the “Contracts”) to the extent Buyer shall approve such Contracts (the Contracts are listed in the schedule (the “Contracts Schedule”) attached hereto as Exhibit B and incorporated herein by this reference);

(e)     To the extent transferable without payment of any cost or fee, (i) any warranties (including roof warranties) and guaranties pertaining to the Improvements and all claims and causes of action Seller may have against third parties with respect to the Property (including without limitation, governmental authorities, neighboring property owners and present and former tenants of the Property), and (ii) all certificates, licenses, permits, authorizations, approvals, no action letters and similar assurances granted or issued by any governmental or quasi-governmental authority and which relate to the Real Property and/or Improvements and all other intangible property and tradenames which relate to the Real Property and/or Improvements (collectively, the “Intangible Property”); provided, however, that for purposes of clarification, Intangible Property expressly excludes all rights with respect to the trademarks, trade names, and service marks of Seller, including any goodwill associated therewith, as well as any proprietary software, proprietary systems, trade secrets, proprietary information and other intellectual property used by Seller in respect to the Real Property, other than those required for operation of security systems, elevators or other necessary systems in the Improvements.

The Real Property and all of the items referred to in Subparagraphs (a), (b), (c), (d), and (e) above are collectively referred to herein as the “Property”).

1.2     Property Approval .

(a)     Buyer acknowledges that prior to the date of this Agreement, Buyer, at its expense, has reviewed and investigated the physical and environmental condition of the Property, the character, quality and general utility of the Property, the zoning, land use, environmental and building requirements and restrictions applicable to the Property, the state of title to the Property, and the Leases. Buyer shall be responsible for preparing and paying the cost of any survey of the Property required by Buyer. Buyer has determined that the Property is acceptable to Buyer and Buyer has no right to terminate this Agreement in accordance with this Section 1.2.

(b)      Intentionally omitted.

(c)     Prior to the date of this Agreement, Seller has provided to Buyer, made available to Buyer online or in a data room, and/or permitted Buyer and Buyer’s representatives to inspect, review, and copy the files of Seller relating to the Property in its possession or control, including any drawings for the Property to consist of all architectural, structural, landscaping, mechanical, electrical, and plumbing drawings, and all drawings for existing tenant improvements, plans and specifications, building permits and certificates of occupancy, soils and engineering reports, operating income and expense statements and capital expenditures, surveys, and maintenance and service contracts, building violation or fire/life safety violation notices issued by the city or county, floors plans and square footage analyses for the Property, existing plans and specifications, current real estate tax bills and supplemental notices and assessment notices, property loss reports under current insurance policies, the Contracts, existing environmental, asbestos, lead paint, structural, engineering, geotechnical and/or physical inspection or conditions reports, and any other information or documentation reasonably requested by Buyer, in each case, only to the extent any of the foregoing items (i) relate to all or a portion of the Property, (ii) are in Seller’s possession or control, (iii) do not include appraisal and valuation reports or other similar or privileged information (collectively, “Due Diligence Materials”), and Seller has and shall provide Buyer and Buyer’s representatives with access to the Property at reasonable times during normal business hours on business days for the purposes of carrying out the responsibilities of Buyer pursuant to this section 1.2. Buyer acknowledges that the materials relating to the Property to be furnished by Seller to Buyer contain confidential and proprietary information. Buyer agrees to keep all such information confidential and not to disclose any such information to any third party except to the extent necessary to carry out the responsibilities of Buyer pursuant to this section 1.2 or to obtain financing for the Property. If this Agreement is terminated for any reason, Buyer shall, within five (5) days after the termination date, return to Seller all copies of all materials relating to the Property theretofore furnished by Seller.

(d)     Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from any entry on the Property by Buyer or any of Buyer’s representatives. The foregoing indemnification covenant shall survive any termination of this Agreement. Upon termination of this Agreement for any reason whatsoever, Buyer, upon Seller's written request, shall promptly deliver to Seller all third party reports, studies, and test results received by Buyer relating exclusively to the Property and Buyer's prospective purchase thereof (“Buyer Reports”); provided, however, notwithstanding anything to the contrary herein, Buyer shall not be obligated to make available (a) any of Buyer's internal memoranda, notes, emails, meeting minutes or other proprietary documents, correspondence or communications between directors, officers or employees or consultants, directly or indirectly, of Buyer, (b) any confidential or proprietary documents, or (c) any appraisals, valuations or projections related to the Property prepared by Buyer or any third party. Buyer makes no representation or warranty regarding the Buyer Reports, including their accuracy, completeness or suitability for reliance thereon by Seller.

(e)     Buyer approves title to the Property as shown in the Title Commitment and any surveys of the Property obtained by Buyer (“Survey”). Seller agrees that it shall discharge, prior to the Closing Date (as hereinafter defined), all Monetary Encumbrances affecting the Property. For purposes of this Agreement, the term “Monetary Encumbrances” shall mean (i) any mortgages, deeds of trust, security agreements and financing statements granted by Seller, and (ii) any judgment liens, mechanic’s liens or other liens of record, including fines and penalties imposed upon Seller or Seller’s interest in the Property by any governmental authority that are shown in the Title Commitment.

(f)     Buyer and Seller have entered into that certain letter agreement dated March 15, 2016 entitled “Re: Counter Proposal to Sell 48710-47820 Kato Road, Fremont, CA” (the “LOI”). Section 12 of the LOI is incorporated herein by reference as if fully set forth herein and shall survive Closing or the earlier termination of this Agreement.

ARTICLE 2

Purchase Price

2.1     Amount and Payment. The total purchase price for the Property shall be Twenty Six Million and No/100 Dollars ($26,000,000.00). At the Closing (as hereinafter defined) on the Closing Date (as hereinafter defined), Buyer shall pay the total purchase price for the Property (as adjusted to account for prorations and closing costs pursuant to the terms of this Agreement) to Seller in cash in immediately available funds.

2.2     Deposit. On or before the date that is two (2) business days after the date of this Agreement, Buyer shall deposit the sum of Two Million and No/100 Dollars ($2,000,000.00) (the “Deposit”) in cash in immediately available funds in escrow with the Title Company. Notwithstanding anything in this Agreement to the contrary, One Hundred Dollars ($100.00) of the Deposit is delivered to the Title Company for delivery by the Title Company to Seller as “Independent Consideration” (herein so called), and the Deposit is reduced by the amount of the Independent Consideration, which amount has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. The Independent Consideration is in addition to and independent of all other consideration provided for in this Contract and is non-refundable in all events. The Deposit shall be held by the Title Company in an interest-bearing account designated in writing by Buyer and approved in writing by Seller. If Seller and Buyer complete the purchase and sale of the Property in accordance with this Agreement, the Deposit and all interest thereon shall be applied to payment of the total purchase price for the Property in accordance with section 2.1 hereof. If the purchase and sale of the Property is not so completed and this Agreement terminates for any reason other than a default by Buyer under or a breach by Buyer of this Agreement, then the Deposit (less the Independent Consideration) and all interest thereon shall be returned to Buyer upon such termination of this Agreement.

2.3     Liquidated Damages. Buyer shall be deemed to be in default hereunder if Buyer fails, for any reason other than Seller’s default hereunder or the failure of a condition precedent to Buyer’s obligation to perform hereunder, to meet, comply in any material respect with or perform any material covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement, or there shall have occurred a material breach of any representation or warranty made by Buyer. SELLER AND BUYER AGREE THAT, IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED IN ACCORDANCE WITH THIS AGREEMENT AND THIS AGREEMENT TERMINATES BECAUSE BUYER DEFAULTS UNDER OR BREACHES THIS AGREEMENT, THE DEPOSIT AND ALL INTEREST THEREON SHALL BE PAID TO SELLER UPON TERMINATION OF THIS AGREEMENT AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE REMEDY AT LAW OR IN EQUITY. SELLER AND BUYER AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE DEPOSIT AND ALL INTEREST THEREON IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IF BUYER DEFAULTS UNDER OR BREACHES THIS AGREEMENT AND DUE TO SUCH DEFAULT OR BREACH FAILS TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THIS AGREEMENT.

SELLER’S INITIALS: ______ BUYER’S INITIALS: ______

2.4     Seller Default. Seller and Buyer agree that, if the purchase and sale of the Property is not completed in accordance with this Agreement because Seller materially defaults under or materially breaches this Agreement, or there shall have occurred a knowing and intentional material breach of any representation or warranty made by Seller, Buyer shall be entitled, as Buyer’s sole remedy to either (i) terminate this Agreement and upon termination (A) the Deposit (less the Independent Consideration) shall be returned to Buyer, and (B) Seller shall reimburse Buyer (such reimbursement not to exceed a total of Seventy-Five Thousand Dollars ($75,000)) for any and all out of pocket costs actually incurred by Buyer in connection with the negotiation, execution and performance of its due diligence under this Agreement, including, without limitation, reasonable attorneys’ fees and expenses, and, upon such return and reimbursement neither party shall have any further rights, obligations or liabilities hereunder except for the obligations of Buyer and Seller that survive the termination of this Agreement, or (ii) demand and have specific performance of this Agreement. Buyer shall be deemed to have elected to terminate this Agreement and receive back the Deposit (less the Independent Consideration) and reimbursement of costs if Buyer fails to file suit for specific performance against Seller in a court of competent jurisdiction, on or before the date which is thirty (30) days following the date upon which Closing was to have occurred, and if Buyer fails to file a suit for specific performance within such thirty (30) day period, Buyer shall have waived its right to file a lis pendens or notice of pending action with respect to the interest of Buyer in the Property.

ARTICLE 3

Completion of Sale

3.1     Place and Date. The purchase and sale of the Property shall be completed in accordance with Article 8 hereof (the “Closing”). The Closing shall occur through escrow No. NCS-709407-CC with the Title Company at 1737 North First Street, Suite 500, San Jose, California, 95112, on May 16, 2016 (the “Closing Date”), or at such other place or on such other date as Seller and Buyer agree in writing. Promptly following the due execution and delivery of this Agreement, the parties hereto shall each deposit an original executed counterpart of this Agreement with Title Company and Title Company shall notify the parties, in writing, of its receipt of such counterparts (the “Opening of Escrow”). This Agreement shall serve as escrow instructions to Title Company, as escrow holder, for consummation of the purchase and sale contemplated hereby. Seller and Buyer may execute such additional or supplementary escrow instructions as may be appropriate to enable the escrow holder to comply with the terms of this Agreement. In the event the Closing does not occur on or before the Closing Date, the escrow holder shall, unless it is notified by either party to the contrary within five (5) days after the Closing Date, return to the depositor thereof items which were deposited hereunder. Any such return shall not, however, relieve either party of any liability it may have for its wrongful failure to consummate the transaction contemplated hereby.

ARTICLE 4

Title and Condition

4.1     Title to the Property. At the Closing, Seller shall convey to Buyer good, marketable fee simple title to the Real Property, the Appurtenances, and Improvements by a duly executed and acknowledged Grant Deed (the “Grant Deed”) substantially in the form of Exhibit C attached hereto, free and clear of liens, encumbrances, leases, easements, restrictions, rights, covenants and conditions, except the following (the “Permitted Exceptions”): (a) the matters shown as exceptions in the Title Commitment and approved (or deemed to be approved) by Buyer pursuant to section 1.2 hereof, (b) the Lease, (c) matters shown by a correct survey of the Property or a physical inspection of the Property, and (d) any other matters created, permitted or approved by Buyer. At the Closing, Seller shall transfer to Buyer title to the Intangible Property and convey to Buyer title to the Personal Property by the “Bill of Sale and Assignment and Assumption Agreement” in the form of Exhibit F attached hereto and incorporated herein by this reference. At the Closing, Buyer shall not assume any of the Contracts which appear on the Contracts Schedule attached hereto as Exhibit B (collectively, the “Assumed Contracts”) by the Bill of Sale and Assignment and Assumption Agreement.

4.2     Acceptance of Title. Buyer’s acceptance of (a) the Grant Deed from Seller for the Real Property, the Appurtenances, and the Improvements at the Closing on the Closing Date and the issuance of a Title Insurance Policy (as hereinafter defined) to Buyer by the Title Company on the Closing Date shall conclusively establish that Seller conveyed the Real Property, the Appurtenances, and the Improvements to Buyer, (b) the Bill of Sale and Assignment and Assumption Agreement from Seller for the Intangible Property, the Personal Property, and the Assumed Contracts at the Closing on the Closing Date shall conclusively establish that Seller assigned, conveyed, and transferred the Intangible Property, the Personal Property, and the Assumed Contracts to Buyer, all as required by this Agreement and shall discharge in full Seller’s obligations under section 4.1 hereof with respect to title to the Property.

4.3     Condition of the Property. Except for the express representations and warranties of Seller set forth in section 5.1 hereof, Buyer is acquiring the Property “as is,” without any covenant, representation or warranty of any kind or nature whatsoever, express or implied, and Buyer is relying solely on Buyer’s own investigation of the Property. In accordance with California Health and Safety Code section 25359.7, Seller has delivered to Buyer a copy of the reports (the “Environmental Assessment”) dated July 30, 2013 and November 4, 2013, prepared by Bureau Veritas North America, Inc., Project No. 33113-013133.00, containing certain environmental information about the Property. Buyer acknowledges receipt of the Environmental Assessment and confirms that Buyer has read the Environmental Assessment. Seller has not had the Property or its sewer lateral inspected for compliance with any ordinances governing the Property’s sewer lateral. Notwithstanding anything to the contrary contained in this Agreement, Seller shall, on the Closing Date, at its sole cost and expense, surrender the office building located at 47810 Kato Road, Fremont, California, except for any areas subject to the Lease, in broom clean condition with all of Seller’s personal property (other than the Personal Property) removed. Seller shall not be required to remove any electronic fiber, phone, and data cabling. The Lease shall govern the surrender those portions of the office building located at 47810 Kato Road, Fremont, California that are subject to the Lease, as well as all of the office building located at 47820 Kato Road, Fremont, California.

ARTICLE 5

Representations and Warranties

5.1     Seller. The representations and warranties of Seller in this section 5.1 and in Seller’s Closing Certificate (as hereinafter defined) are a material inducement for Buyer to enter into this Agreement. Buyer would not purchase the Property from Seller without such representations and warranties of Seller. Such representations and warranties shall survive the Closing for only nine (9) months after the Closing Date (the “Survival Period”), at which time such representations and warranties shall terminate. Seller represents and warrants to Buyer as of the date of this Agreement as follows:

(a)     Seller is a corporation duly incorporated and organized and validly existing and in good standing under the laws of the State of Delaware. Seller is duly qualified to do business and is in good standing in the State of California. Seller has full corporate power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents or approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally. Neither the execution nor delivery of this Agreement, nor the consummation of the transaction contemplated herein, will conflict with, or constitute or result in a breach of, any contract, license or undertaking to which Seller is a party or by which the Property is bound, resulting in the creation of any lien or encumbrance upon the Property. Seller has not filed or, to Seller’s knowledge, been the subject of any filing of a petition under the Federal Bankruptcy Law or any federal or state insolvency law or laws for composition of indebtedness or for the reorganization of debtors and Seller is not insolvent.

(b)     Seller has received no written notice of any claims, lawsuits or proceedings pending, or threatened against or relating to the Property.

(c)     Seller has received no written notice alleging that the Property is in violation of applicable laws, rules or regulations. Seller has not received any summons, citation, directive, letter or other written notice, from any governmental or quasi-governmental authority concerning any intentional or unintentional action or omission on Seller’s part which (a) resulted in the(a) releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of environmental pollutants or contaminants at the Property, or (b) related in any way to the generation, storage, transport, treatment or disposal of environmental pollutants or contaminants by Seller at the Property.

(d)     Seller has received no written notice of any condemnation or eminent domain proceeding pending with regard to any part of the Property.

(e)     That Seller is not: (i) listed on “OFAC” pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 60¬01-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) engaged in activities prohibited in the Orders; or (vii) (and has not been) convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

(f)     Seller has not granted any other person or entity any right to occupy the Property. Seller has not granted to any person or entity any right or option to acquire Property or any part thereof, including a right of first offer or refusal, whether or not superior to Buyer's rights under this Agreement.

(g)     There is no Personal Property owned by Seller necessary for the ownership, operation, use, occupancy, leasing, or management of the Property, used at the Property but located off-site. There are no encumbrances affecting the Personal Property that Seller has granted in writing to any person or entity.

(h)     The Contracts are accurately described in the Contract Schedule. The Contracts have not been amended or modified except as shown in the Contract Schedule. Except as noted in the Contract Schedule, to the current actual knowledge of Seller, there are no material defaults in the performance of any material covenant to be performed by either party under the Contracts.

(i)     Except for the Lease (as hereinafter defined) to be entered into at Closing, there are no leases or licenses affecting the Property.

(j)     Seller is not a “foreign person” as defined in section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

(k)     Except for Jones Lang LaSalle, Seller has not dealt with any real estate broker or finder in connection with the sale of the Property to Buyer or this Agreement.

5.2     Buyer. The representations and warranties of Buyer in this section 5.2 and in Buyer’s Closing Certificate (as hereinafter defined) are a material inducement for Seller to enter into this Agreement. Seller would not sell the Property to Buyer without such representations and warranties of Buyer. Such representations and warranties shall survive the Closing for only the Survival Period, at which time such representations and warranties shall terminate. Buyer represents and warrants to Seller as of the date of this Agreement as follows:

(a)     Buyer is a corporation duly incorporated and organized and validly existing and in good standing under the laws of the State of California. Buyer has full corporate power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents or approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally. Buyer has not filed or, to Buyer’s knowledge, been the subject of any filing of a petition under the Federal Bankruptcy Law or any federal or state insolvency law or laws for composition of indebtedness or for the reorganization of debtors and Buyer is not insolvent.

(b)     That Buyer is not: (i) listed on “OFAC” pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 60¬01-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) engaged in activities prohibited in the Orders; or (vii) (and has not been) convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

(c)     Except for Colliers International, Buyer has not dealt with any real estate broker or finder in connection with the purchase of the Property from Seller or this Agreement.

ARTICLE 6

Covenants

6.1     Seller. Seller covenants and agrees with Buyer as follows:

(a)     Seller shall use reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Seller in section 5.1 hereof to be true and correct on and as of the Closing Date. At the Closing on the Closing Date, Seller shall execute and deliver to Buyer a Seller’s Closing Certificate (“Seller’s Closing Certificate”) in the form of Exhibit D attached hereto, certifying to Buyer that all such representations and warranties are true and correct on and as of the Closing Date, with only such exceptions therein as are necessary to reflect facts or circumstances arising between the date of this Agreement and the Closing Date which would make any such representation or warranty untrue or incorrect on and as of the Closing Date. Notwithstanding anything in this Agreement to the contrary, should a representation and warranty made by Seller under this Agreement be true and correct as of the date of this Agreement, but become untrue or incorrect as of the Closing Date, Buyer’s sole remedy shall be to terminate this Agreement pursuant to section 7.2 below prior to Closing (in which event the parties shall be relieved of all obligations under this Agreement, except for those that expressly survive and except as set forth in section 7.1 below), or to proceed with the Closing, and in either event, Seller shall have no liability with regard to such representation/warranty that became untrue or incorrect unless due to Seller’s knowing and intentional act or omission. If Buyer has actual knowledge of any breach or inaccuracy in any representation or warranty of Seller made in this Agreement, and Buyer nonetheless elects to proceed to the Closing, then, upon the consummation of the Closing, Buyer shall be conclusively deemed to have waived any such breach or inaccuracy and shall have no claim against Seller or hereunder with respect thereto. Furthermore, Seller shall have no liability to Buyer for a breach of any representation or warranty made by Seller under section 5.1 hereof or in Seller’s Closing Certificate unless written notice containing a description of the specific nature of such breach has been given by Buyer to Seller and Buyer shall have commenced an action against Seller with respect to such breach prior to the date that is thirty (30) days after the expiration of the Survival Period. Furthermore, no claim for breach of any representation or warranty of Seller shall be actionable or payable unless the valid claims for all such breaches collectively aggregate more than Fifty Thousand Dollars ($50,000.00), in which event the full amount of such claims shall be actionable. In no event shall (i) the aggregate liability of Seller to Buyer by reason of a breach of one or more of Seller’s representations exceed the sum of Two Hundred Thousand Dollars ($200,000.00) or (ii) Seller have liability on account of any indirect, consequential or “benefit of the bargain” damages on account of any breach or inaccuracy in any representation or warranty of Seller made in this Agreement; provided, however, that the liability limitations in (i) and (ii) shall not apply for fraud, intentional misrepresentation or willful breach.

(b)     During the term of this Agreement, Seller shall (i) operate and manage the Property in the ordinary course and consistent with Seller’s past practices, (ii) maintain all present services and amenities, and (iii) maintain all present policies of insurance or their equivalent.

(c)     During the term of this Agreement, Seller shall not enter into any leases affecting the Property (other than the Lease at Closing).

(d)     During the term of this Agreement, Seller shall not enter (or caused to be entered) into, amend, modify or extend any service contracts or other contracts, agreements or understandings for or pertaining to the Property or any portion thereof that have terms that will extend beyond the Closing, without the prior consent of Buyer, which consent (i) prior to delivery of a Continuation Notice, shall not be unreasonably be withheld, and (ii) after delivery of a Continuation Notice, may be granted or withheld in Buyer’s sole and absolute discretion.

(e)     Except with respect to materials, supplies or work provided or ordered for the demising of the Property with respect to the Lease or at the request of or for the account of Buyer, on or before the Closing, Seller shall pay for all materials, supplies and work provided or ordered for the Property for which a labor, materialman’s or mechanic’s lien may be claimed under applicable law.

(f)     Seller shall not negotiate or agree to sell its interest in the Property, accept or negotiate any offer to purchase or otherwise market or offer its interest in the Property to any other person or entity.

(g)     If the purchase and sale of the Property is completed in accordance with this Agreement, Seller shall (i) pay the commission due Jones Lang LaSalle in accordance with the separate written agreement between Seller and such real estate broker, and (ii) pay to Colliers International a real estate brokerage commission equal to two and one-half percent (2.5%) of the total purchase price of the Property.

6.2     Buyer. Buyer covenants and agrees with Seller as follows:

(a)     Buyer shall use reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Buyer in section 5.2 hereof to be true and correct on and as of the Closing Date. At the Closing on the Closing Date, Buyer shall execute and deliver to Seller a Buyer’s Closing Certificate (“Buyer’s Closing Certificate”) in the form of Exhibit E attached hereto, certifying to Seller that all such representations and warranties are true and correct on and as of the Closing Date, with only such exceptions therein as are necessary to reflect facts or circumstances arising between the date of this Agreement and the Closing Date which would make any such representation or warranty untrue or incorrect on and as of the Closing Date.

6.3     Casualty Damage. If, before the Closing Date, the improvements on the Property are damaged by any insured casualty and the cost to restore such improvements, as reasonably determined by Buyer, is more than Three Hundred Thousand Dollars ($300,000), Buyer shall have the right, by giving notice to Seller within thirty (30) days after Seller gives notice of the occurrence of such casualty to Buyer, to terminate this Agreement, in which event this Agreement shall terminate. If, before the Closing Date, the improvements on the Property are damaged by any casualty not covered by insurance and the cost to restore such improvements, as reasonably determined by Seller and Buyer, is more than Three Hundred Thousand Dollars ($300,000), Seller and Buyer each shall have the right, by giving notice to the other within thirty (30) days after Seller gives notice of the occurrence of such casualty to Buyer, to terminate this Agreement, in which event this Agreement shall terminate. If, before the Closing Date, the improvements on the Property are damaged by any casualty (whether insured or not insured) and the cost to restore such improvements, as reasonably determined by Buyer and Seller, is Three Hundred Thousand Dollars ($300,000) or less, neither Seller nor Buyer shall have the right to terminate this Agreement and this Agreement shall remain in full force and effect and, on the Closing Date, any insurance proceeds (or, if not theretofore received, the right to receive such proceeds) payable on account of the damage shall be transferred to Buyer and the amount of any deductible under the insurance policy to the extent of the restoration cost as reasonably determined by Seller and Buyer (or, in the case of an uninsured casualty, the restoration cost as reasonably determined by Seller and Buyer) shall be a credit to Buyer against the total purchase price for the Property. Seller shall give notice to Buyer reasonably promptly after the occurrence of any damage to the improvements on the Property by any casualty. If necessary, the Closing Date shall be postponed until Seller has given any notice to Buyer required by this section 6.3 and the period of thirty (30) days described in this section 6.3 has expired, and the restoration cost has been determined by Seller and Buyer. Buyer shall have the right to participate in any adjustment of an insurance claim for a casualty loss and should Buyer have the right to receive any insurance proceeds payable with respect to such casualty after the Closing Date, after Buyer has complied with its requirements as landlord under the Lease, if any, Buyer shall have the option of to what extent to use such insurance proceeds to restore the damaged or destroyed Property.

6.4     Eminent Domain. If, before the Closing Date, proceedings are commenced (or is are pending, threatened or contemplated) for the taking by exercise of the power of eminent domain of more than five percent (5%) of the Property which, as reasonably determined by Buyer, would render the Property unsuitable for Buyer’s intended use, Buyer shall have the right, by giving notice to Seller within thirty (30) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event this Agreement shall terminate. If, before the Closing Date, proceedings are commenced for the taking by exercise of the power of eminent domain of five percent (5%) or less of the Property, or if Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, on the Closing Date, the condemnation award (or, if not theretofore received, the right to receive such award) payable on account of the taking shall be transferred to Buyer. Seller shall give notice to Buyer reasonably promptly after Seller’s receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property. If necessary, the Closing Date shall be postponed until Seller has given any notice to Buyer required by this section 6.4 and the period of thirty (30) days described in this section 6.4 has expired.

6.5     Contracts. Buyer does not approve any Contracts and shall not assume any Contracts. Accordingly, Seller shall be responsible for all obligations and for all amounts accruing following the Closing Date under any Contracts. Seller shall indemnify and defend Buyer against, and hold Buyer harmless from, all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Seller to perform any of its obligations under the Contracts.

ARTICLE 7

Conditions Precedent

7.1     Seller. The obligations of Seller under this Agreement are subject to satisfaction of all of the conditions set forth in this section 7.1. Seller may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing. No such waiver shall constitute a waiver by Seller of any of its rights or remedies if Buyer defaults in the performance of any covenant or agreement to be performed by Buyer under this Agreement or if Buyer breaches any representation or warranty made by Buyer in section 5.2 hereof or in Buyer’s Closing Certificate. If any condition set forth in this section 7.1 is not fully satisfied or waived in writing by Seller, this Agreement shall terminate, but without releasing Buyer from liability if Buyer defaults in the performance of any such covenant or agreement to be performed by Buyer or if Buyer breaches any such representation or warranty made by Buyer before such termination.

(a)     On the Closing Date, Buyer shall not be in material default in the performance of any material covenant to be performed by Buyer under this Agreement.

(b)     On the Closing Date, all representations and warranties made by Buyer in section 5.2 hereof shall be true and correct in all material respects as if made on and as of the Closing Date and Seller shall have received Buyer’s Closing Certificate, executed by Buyer, in which Buyer certifies to Seller that all representations and warranties made by Buyer in section 5.2 hereof are true and correct in all material respects on and as of the Closing Date, subject to section 6.2(a).

7.2     Buyer. The obligations of Buyer under this Agreement are subject to satisfaction of all of the conditions set forth in this section 7.2. Buyer may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing. No such waiver shall constitute a waiver by Buyer of any of its rights or remedies if Seller defaults in the performance of any covenant or agreement to be performed by Seller under this Agreement or if Seller breaches any representation or warranty made by Seller in section 5.1 hereof or in Seller’s Closing Certificate. If any condition set forth in this section 7.2 is not fully satisfied or waived in writing by Buyer, this Agreement shall terminate, but without releasing Seller from liability if Seller defaults in the performance of any such covenant or agreement to be performed by Seller or if Seller breaches any such representation or warranty made by Seller before such termination.

(a)     On the Closing Date, Seller shall not be in material default in the performance of any material covenant to be performed by Seller under this Agreement.

(b)     On the Closing Date, all representations and warranties made by Seller in section 5.1 hereof shall be true and correct in all material respects as if made on and as of the Closing Date and Buyer shall have received Seller’s Closing Certificate, executed by Seller, in which Seller certifies to Buyer that all representations and warranties made by Seller in section 5.1 hereof are true and correct in all material respects on and as of the Closing Date, subject to section 6.1(a).

(c)     On the Closing Date, the Title Company shall be prepared to issue to Buyer a California Land Title Association Standard Coverage Policy of title insurance, with liability equal to the total purchase price for the Property, insuring Buyer that fee title to the Property is vested in Buyer subject only to the Permitted Exceptions. Provided the same will not delay Closing, Buyer may elect to cause the Title Company to issue an ALTA Owner’s Policy of Title Insurance (the “ALTA Title Policy”) and if Buyer so elects in writing, if required by the Title Company, Buyer shall timely provide the Title Company with an insurable ALTA survey of the Property (in a form reasonably acceptable to the Title Company) at Buyer’s sole cost and expense (the CLTA or ALTA title insurance policy is referred to herein as the “Title Insurance Policy”).

(d)     On the Closing Date, each of Colliers International and Jones Lang LaSalle have directed Title Company to credit Buyer the sum of $50,000 from the real estate commissions payable to such brokers, which credit amounts to $100,000 in the aggregate.

(e)     On the Closing Date, Colliers International has directed Title Company to credit Buyer an amount representing reimbursement of certain expenses from the real estate commission payable to Colliers International pursuant to a separate arrangement between Buyer and Colliers International.

ARTICLE 8

Closing

8.1     Procedure. Seller and Buyer shall cause the following to occur at the Closing on the Closing Date:

(a)     The Grant Deed for the Property, duly executed and acknowledged by Seller, shall be recorded in the Official Records of the county in which the Property is located.

(b)     Seller shall date as of the Closing Date, execute and deliver to Buyer (i) Seller’s Closing Certificate, (ii) the Bill of Sale and Assignment and Assumption Agreement, (iii) the lease agreement (the “Lease”) in the form of Exhibit G attached hereto, (iv) a Certificate of Nonforeign Status in the form of Exhibit H attached hereto, and (v) an owner’s affidavit reasonably approved by Seller and such other documents and instruments as may be reasonably required by the escrow holder or Title Company to close the transactions contemplated by this Agreement.

(c)     Buyer shall date as of the Closing Date, execute and deliver to Seller (i) Buyer’s Closing Certificate, (ii) the Bill of Sale and Assignment and Assumption Agreement, (iii) the Lease, and (iv) such other documents and instruments as may be reasonably required by the escrow holder or Title Company to close the transactions contemplated by this Agreement.

(d)     Buyer shall pay to Seller the total purchase price for the Property in cash in immediately available funds in accordance with section 2.1 hereof.

(e)     The Title Company shall issue to Buyer the Title Insurance Policy described in section 7.2(c) hereof.

8.2     Possession. Subject to the Lease, Seller shall transfer possession of the Property to Buyer on the Closing Date. Seller shall, on the Closing Date, deliver to Buyer and any plans and specifications, permits, certificates, licenses and approvals relating to the Property in the possession of Seller, which shall become the property of Buyer on the Closing Date.

8.3     Closing Costs. Seller shall pay the County documentary transfer tax in respect of the Grant Deed and the City conveyance tax in respect of the Grant Deed. Buyer shall pay the cost of the title insurance policy described in section 7.2(c) hereof and any upgrades, endorsements, co-insurance and reinsurance thereto, the escrow fee charged by the Title Company, and the recording fee for the Grant Deed. Any other closing costs shall be paid in accordance with local custom. Buyer and Seller agree that no portion of the purchase price will be allocated to Personal Property or Intangible Personal Property, and each party will reflect such allocation in any tax of similar filings. Except as otherwise specifically provided herein, each of the parties hereto shall pay all of the costs and expenses incurred or to be incurred by such party, respectively, in negotiating and preparing this Agreement and in carrying out the transactions contemplated hereby.

8.4     Prorations. At the Closing on the Closing Date, the current installment of real property taxes and assessments levied against the Property, current utilities, and other current operating and maintenance expenses of the Property shall be prorated between Seller and Buyer as of the Closing Date based on the actual number of days in the applicable period, as of the end of the day immediately preceding the Closing Date, with Seller being entitled to income and obligated for expenses attributable to the period prior to the Closing Date, and Buyer being entitled to the income and obligated for expenses attributable to the Closing Date and thereafter. All other prorations shall be made in accordance with local custom.

ARTICLE 9

General

9.1     Notices. All notices and other communications under this Agreement shall be properly given only if made in writing and mailed by certified mail, return receipt requested, postage prepaid, or delivered by hand (including messenger or recognized delivery, courier or air express service) to the party at the address set forth in this section 9.1 or such other address as such party may designate by notice to the other party. Such notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of such hand delivery if hand delivered. If any such notice or other communication is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such notice or other communication shall be effective on the date delivery is attempted. Any notice or other communication under this Agreement may be given on behalf of a party by the attorney for such party.

(a)     The address of Seller is:

Exar Corporation

48720 Kato Road

Fremont, CA 94538

Attention: Ryan Benton

Tel: (510) 668-7750

Facsimile:

  and

Exar Corporation

48720 Kato Road

Fremont, CA 94538

Attention: Jessica Wu, Esq.

Tel: (510) 668-7862

Facsimile:

  With a copy to:

Pillsbury Winthrop Shaw Pittman LLP

Four Embarcadero Center, 22nd Floor

San Francisco, CA 94111

Attn: Glenn Q. Snyder, Esq.

Tel: (415) 983-1478

Facsimile: (415) 983-1200

(b)     The address of Buyer is:

ASUS Computer International

800 Corporate Way

Fremont, CA 94539

Attention: Steve (Kuo-Sheng) Chang

Tel: (510) 435-5689

Facsimile:

          With a copy to:                           Valence Law Group, PC

3738 Mt. Diablo Blvd.

Suite 200

Lafayette, CA 94549

Attention: Krista Kim, Esq.

Tel: (415) 735-5930

Facsimile: (415) 358-4570

9.2     Attorneys’ Fees. If there is any legal action or proceeding between Seller and Buyer arising from or based on this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees shall be included in and as a part of such judgment.

9.3     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

9.4     Construction. Seller and Buyer acknowledge that each party and its counsel have reviewed and revised this Agreement and that the rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any document executed and delivered by either party in connection with the transactions contemplated by this Agreement. The captions in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.

9.5     Terms Generally. The defined terms in this Agreement shall apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, corporations, partnerships, trusts, other legal entities, organizations and associations, and any government or governmental agency or authority. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “approval,” “consent” and “notice” shall be deemed to be preceded by the word “written.”

9.6     Further Assurances. From and after the date of this Agreement, Seller and Buyer agree to do such things, perform such acts, and make, execute, acknowledge and deliver such documents as may be reasonably necessary or proper and usual to complete the transactions contemplated by this Agreement and to carry out the purpose of this Agreement in accordance with this Agreement.

9.7     Partial Invalidity. If any provision of this Agreement is determined by a proper court to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall remain in full force and effect without such invalid, illegal or unenforceable provision.

9.8     Waivers. No waiver of any provision of this Agreement or any breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving party and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other or subsequent breach of this Agreement.

9.9     Miscellaneous. The Exhibits attached to this Agreement are made a part of this Agreement. Buyer shall not assign or transfer this Agreement, or any interest in or part of this Agreement, without the prior consent of Seller; provided, however, that Buyer may assign its interest under this Agreement, in its entirety only, to an entity wholly-owned and controlled by Buyer or its other wholly-owned subsidiaries (an “Approved Subsidiary”). No such assignment to an Approved Subsidiary shall be effective, however, unless and until Buyer shall have furnished to Seller both a fully executed copy of the assignment and a fully executed assumption agreement, in form satisfactory to Seller, by the Approved Subsidiary to assume, perform and be responsible, jointly and severally with Buyer named herein, for the performance of all of the obligations of Buyer under this Agreement, and which contains a representation by the assignee that all of the representations and warranties made by Buyer in this Agreement are true and correct with respect to the assignee as of the date of the assumption agreement. No such assignment or transfer shall release Buyer from any obligation or liability under this Agreement. Subject to the foregoing, this Agreement shall benefit and bind Seller and Buyer and their respective personal representatives, heirs, successors and assigns. Time is of the essence of this Agreement. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement. This Agreement may not be amended or modified except by a written agreement signed by Seller and Buyer. This Agreement constitutes the entire and integrated agreement between Seller and Buyer relating to the purchase and sale of the Property and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to the sale of the Property, including, without limitation, the confidentiality obligations in Section 13 of the LOI.

9.10     Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BUYER AND SELLER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON, OR IN RESPECT OF, ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER, OR ARISING OUT OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

[Signature page follows on separate sheet.]

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first hereinabove written.

SELLER:

EXAR CORPORATION By:__________________________________ Name: Title:
BUYER: ASUS COMPUTER INTERNATIONAL By:__________________________________ Name: Title:

[Signature Page to Purchase Agreement]

TITLE COMMITMENT

[Attached on following pages]

EXHIBIT A

CONTRACTS SCHEDULE

Fileroom	Index	Title	Date Loaded
Kato	1.5.1	Agreements	4-Mar-2016 11:22
Kato	1.5.1.1	Air Product and Chemical, Inc. Amendment 2 of Product Supply Agreement 10.1.11	4-Mar-2016 11:22
Kato	1.5.1.2	Air Product and Chemical, Inc. Amendment 1 of Nitrogen Services Agreement 11.1.11	4-Mar-2016 11:22
Kato	1.5.1.3	Air Product and Chemical, Inc. Amendment 1 of Product Supply Agreement 5.21.98	4-Mar-2016 11:22
Kato	1.5.1.4	Air Product and Chemical, Inc. Nitrogen Services Agreement 10.15.97	4-Mar-2016 11:22
Kato	1.5.1.5	Air Product and Chemical, Inc. Product Supply Agreement 8.1.95	4-Mar-2016 11:22
Kato	1.5.1.6	Aramark Service Agreement 12.7.11	4-Mar-2016 11:22
Kato	1.5.1.7	Highland Commercial Roofing (2010) Binder	4-Mar-2016 11:22
Kato	1.5.1.8	Misc Permits	4-Mar-2016 11:22
Kato	1.5.1.9	New Fire Alarm System Overview Binder	4-Mar-2016 11:22
Kato	1.5.1.10	Otis Elevator Addendum of Services Agreement 4.1.10	4-Mar-2016 11:22
Kato	1.5.1.11	Shred-it Service Agreement 6.27.12	4-Mar-2016 11:22
Kato	1.5.1.12	TLG Services Agreement and SOW 10.2.2012	4-Mar-2016 11:22
Kato	1.5.1.13	Tyco Sprinkler Inspections	4-Mar-2016 11:22
Kato	1.5.1.14	Air Products Manufacturing -Pipeline Product Supply Agreement	18-Mar-2016 13:45
Kato	1.5.1.15	Greenleaf Compact Service Agreement	26-Apr-2016 16:28
Kato	1.5.1.16	Trane Service Agreement Renewal	26-Apr-2016 16:28
Kato	1.5.1.17	OTIS Maintenance Agreement - Kato Rd	26-Apr-2016 16:28

EXHIBIT B

Kato	1.5.1.18	Security Service Agreement - Universal Protection Service Exar Corporation	26-Apr-2016 16:28
Kato	1.5.2	Open Purchase Orders	4-Mar-2016 11:22
Kato	1.5.2.1	ACME SECURITY SYSTEMS-32895	4-Mar-2016 11:22
Kato	1.5.2.2	BURR PLUMBING-34172	4-Mar-2016 11:22
Kato	1.5.2.3	CINTAS FIRE, INSPECTIONS-34888	4-Mar-2016 11:22
Kato	1.5.2.4	CINTAS FIRE, MONITORING-34537	4-Mar-2016 11:22
Kato	1.5.2.5	DECORATIVE PLANTS-34938	4-Mar-2016 11:22
Kato	1.5.2.6	DINSMORE LANDSCAPING-35049	4-Mar-2016 11:22
Kato	1.5.2.7	DIRECT TV-35141	4-Mar-2016 11:22
Kato	1.5.2.8	EMCOR-35231	4-Mar-2016 11:22
Kato	1.5.2.9	Fire Systems Maintenance Binder - Archival	4-Mar-2016 11:22
Kato	1.5.2.10	GENERAL AIR COMPRESSORS-35173	4-Mar-2016 11:22
Kato	1.5.2.11	GREENLEAF COMPACTION-34949	4-Mar-2016 11:22
Kato	1.5.2.12	INT'L CHEMTEX-34942	4-Mar-2016 11:22
Kato	1.5.2.13	NEUTRALIZATION TECH. -34020	4-Mar-2016 11:22
Kato	1.5.2.14	NORTHERN ENERGY-34299	4-Mar-2016 11:22
Kato	1.5.2.15	ORBIT BLDG MAINT, SERVICES-34943	4-Mar-2016 11:22
Kato	1.5.2.16	ORBIT BLDG MAINT, SUPPLIES-34741	4-Mar-2016 11:22
Kato	1.5.2.17	ORKIN-33811	4-Mar-2016 11:22
Kato	1.5.2.18	PSC ENVIRONMENTAL SERVICES-34693	4-Mar-2016 11:22
Kato	1.5.2.19	SIEMENS-35199	4-Mar-2016 11:22
Kato	1.5.2.20	SUMMERS AND SONS ELECTRIC-33719	4-Mar-2016 11:22
Kato	1.5.2.21	TECHNICLEAN-33313	4-Mar-2016 11:22
Kato	1.5.2.22	TLG-34316	4-Mar-2016 11:22

EXHIBIT B

Kato	1.5.2.23	UNIVAR-35060	4-Mar-2016 11:22
Kato	1.5.2.24	PO- Service Agreements	18-Mar-2016 13:45
Kato	1.5.2.24.1	Chemtex, 39209	18-Mar-2016 13:45
Kato	1.5.2.24.2	Cintas, 39419	18-Mar-2016 13:45
Kato	1.5.2.24.3	Cintas, 39560	18-Mar-2016 13:45
Kato	1.5.2.24.4	Dinsmore, 39552	18-Mar-2016 13:45
Kato	1.5.2.24.5	Emcor, 38183	18-Mar-2016 13:45
Kato	1.5.2.24.6	Greenleaf, 38693	18-Mar-2016 13:45
Kato	1.5.2.24.7	Orkin, 40080	18-Mar-2016 13:45
Kato	1.5.2.24.8	Otis, 38699	18-Mar-2016 13:45
Kato	1.5.2.24.9	Trane, 38634	18-Mar-2016 13:45
Kato	1.5.2.24.10	Trane, 39776	18-Mar-2016 13:45
Kato	1.5.2.24.11	Universal Protection Services, 39878	18-Mar-2016 13:45
Kato	1.5.2.24.12	Building Repair POs	21-Apr-2016 15:24

References in this Exhibit are to the folders located in the virtual data room containing the Contracts and other due diligence materials shared with Buyer

EXHIBIT B

Recorded at Request of:

When Recorded Mail to:

Mail Tax Statements to:

THE UNDERSIGNED GRANTOR DECLARES:

Documentary Transfer Tax is $[_____________]

computed on full value of property conveyed.

City of Fremont, County of Alameda

GRANT DEED

For valuable consideration, receipt of which is acknowledged EXAR CORPORATION, a Delaware corporation, hereby grants to __________________________________________, the real property in the City of Fremont, County of Alameda, State of California, described in Exhibit A attached hereto and made a part hereof.

Dated: ____________________, 2016.

[Signatures]

EXHIBIT C

EXHIBIT A TO GRANT DEED

All of the real property in the City of Fremont, County of Alameda, State of California, described as follows:

EXHIBIT C

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF COUNTY OF	}ss:

On                                                     before me,                                                          , a Notary Public, personally

(here insert name and title of the officer)

appeared                                                                                                                                                                                   who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(This area for notary stamp)

EXHIBIT C

SELLER’S CLOSING CERTIFICATE

For valuable consideration, receipt of which is acknowledged, _________________ Exar Corporation, a Delaware corporation (“Seller”), hereby certifies to (“Buyer”), that all representations and warranties made by Seller in section 5.1 of the Purchase Agreement (the “Purchase Agreement”) dated ________________, 2016, between Seller and Buyer are true and correct on and as of the date of this Certificate. This Certificate is executed by Seller and delivered to Buyer pursuant to the Purchase Agreement.

Dated: _______________, 2016.

[Signature]

EXHIBIT D

BUYER’S CLOSING CERTIFICATE

For valuable consideration, receipt of which is acknowledged, ____________________ (“Buyer”), hereby certifies to Exar Corporation, a Delaware corporation (“Seller”), that all representations and warranties made by Buyer in section 5.2 of the Purchase Agreement (the “Purchase Agreement”) dated ________________, 2016, between Seller and Buyer are true and correct on and as of the date of this Certificate. This Certificate is executed by Buyer and delivered to Seller pursuant to the Purchase Agreement.

Dated: ____________________, 2016.

[Signature]

EXHIBIT E

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT, made as of ___________________, 2016 , by and between EXAR CORPORATION, a Delaware corporation (“Seller”), and Asus Computer International, Inc., a California corporation (“Buyer”),

W I T N E S S E T H:

1.     For valuable consideration, receipt of which is acknowledged, Seller hereby sells, transfers, assigns, and conveys to Buyer the following:

(a)     All right, title and interest of Seller in and to the contracts (the “Assumed Contracts”) described in Exhibit A attached hereto and by this reference made a part hereof, and all of the rights, interests, benefits and privileges of Seller thereunder, but subject to all terms, conditions, obligations, duties, reservations, and limitations set forth in the Contracts.

(b)     All right, title and interest of Seller, if any, in and to all tangible personal property (“Personal Property”) located on and used in connection with those certain parcels of land and improvements located in the County of Alameda, State of California, as more particularly described in Exhibit B attached hereto and by this reference made a part hereof (“Real Property”), but excluding tangible personal property owned by Seller and excluding fixtures and improvements which are being transferred to Buyer by a Grant Deed to be recorded in the County Recorder’s Office in the County of Alameda (“Deed”).

(c)     All right, title and interest of Seller, if any and to the extent transferable, in and to (i) any warranties (including roof warranties) and guaranties pertaining to the fixtures and improvements on the Real Property and all claims and causes of action Seller may have against third parties with respect to the Property (including without limitation, governmental authorities, neighboring property owners and present and former tenants of the Real Property), and (ii) all certificates, licenses, permits, authorizations, approvals, no action letters and similar assurances granted or issued by any governmental or quasi-governmental authority and which relate to the Real Property and/or fixtures and improvements thereon and all other intangible property and tradenames which relate to the Real Property and/or fixtures and improvements thereon (collectively, the “Intangible Property”); provided, however, that for purposes of clarification, Intangible Property expressly excludes all rights with respect to the trademarks, trade names, and service marks of Seller, including any goodwill associated therewith, as well as any proprietary software, proprietary systems, trade secrets, proprietary information and other intellectual property used by Seller in respect to the Real Property, other than those required for operation of security systems, elevators or other necessary systems in the Improvements.

2.     This Bill of Sale and Assignment and Assumption Agreement is given pursuant to that certain Purchase Agreement dated as of April _______, 2016 between Seller and Buyer, providing for, among other things, the conveyance of the Assumed Contracts, the Personal Property, and the Intangible Property.

EXHIBIT F

3.     Buyer hereby accepts the assignment of the Assumed Contracts, Personal Property, and Intangible Property and assumes and agrees to perform all of the covenants and agreements thereunder to be performed by Seller from and after the date hereof.

4.     Indemnification.

(a)    Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Seller to perform any of its obligations under the Assumed Contracts before the date of this assignment.

(b)    Buyer shall indemnify and defend Seller against and hold Seller harmless form all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Buyer to perform any of its obligations under the Assumed Contracts on or after the date of this assignment.

5.     Further Assurances. Seller and Buyer agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

6.     Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

7.     Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective personal representatives, heirs, successors and assigns.

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first hereinabove written.

[Signatures]

EXHIBIT F

ASSUMED CONTRACTS

None

EXHIBIT F

REAL PROPERTY

EXHIBIT F

LEASE

To Be Attached

EXHIBIT G

CERTIFICATE OF NONFOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by EXAR CORPORATION, a Delaware corporation (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.     Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.     Seller’s U.S. employer identification number is ____________________; and

3.     Seller‘s office address is _________________________________________________________________________________________________.

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated: _____________________, 2016.

[Signature]

EXHIBIT H